UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Innventure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42303 (Commission File Number)	93-4440048 (IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 20, 2026, Accelsius Holdings LLC ("Accelsius"), a subsidiary of Innventure, Inc. (the "Company"), issued a press release announcing the general availability of the NeuCool® IR150, the industry’s first fully integrated rack-level cooling solution that combines a two-phase Coolant Distribution Unit (CDU), 42U of IT rack space, and built-in liquid and vapor manifolds in a single 800mm-wide enclosure, offering up to 150kW of capacity. The press release also announced the NeuCool HyperStart program, a new initiative created to support hyperscale operators, neocloud providers, and key partners in validating two-phase direct-to-chip liquid cooling solutions and accelerating their readiness for high-density, large-scale deployments.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the press release are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements about the Company’s or Accelsius’ business model, financial condition, results of operations, earnings outlook and prospects. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of the press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s public filings made with the SEC and the following: (a) the Company’s and its subsidiaries’ ability to execute on strategies and achieve future financial performance, including their respective future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; (b) the Company’s and its subsidiaries’ ability to invest in growth initiatives; (c) the implementation, market acceptance and success of the Company’s and its subsidiaries’ business models and growth strategies; (d) the Company’s and its subsidiaries’ future capital requirements and sources and uses of cash; (e) the Company’s ability to maintain control over its subsidiaries, (f) the risk that the technology solutions that the Company and its subsidiaries license or acquire from third parties or develop internally may not function as anticipated or provide the benefits anticipated; (g) developments and projections relating to the Company’s and its subsidiaries’ competitors and industry; (h) the ability of the Company and its subsidiaries to scale the operations of their respective businesses; (i) the ability of the Company and its subsidiaries to establish substantial commercial sales of their products; (j) the ability of the Company and its subsidiaries to compete against companies with greater capital and other resources or superior technology or products; (k) the Company and its subsidiaries’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their respective products and the numerous regulatory requirements generally applicable to their businesses; (l) the ability of the Company and its subsidiaries to sufficiently protect their intellectual property rights and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the intellectual property of third parties; (m) the risk of a cyber-attack or a failure of the Company’s or its subsidiaries’ information; and (n) potential adverse effects of other economic, business, and/or competitive factors.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update statements to reflect events or circumstances after the date of the press release or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Accelsius dated April 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026

INNVENTURE, INC.

By:	/s/ David Yablunosky
Name:	David Yablunosky
Title:	Chief Financial Officer